SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI FUNDS, LLC
               THE GABELLI CAPITAL ASSET FUND
                                 4/20/99            1,000-           14.1995
                                 4/19/99              500-           14.1995
          GAMCO INVESTORS, INC.
                                 4/20/99            1,500-           14.1667


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.